Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No 333-220925) pertaining to the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan, and

(2)         Registration Statement (Form S-8 No. 333-223647) pertaining to the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan

of our report dated March 12, 2018, except for Note 12, as to which the date is June 11, 2018, with respect to the consolidated financial statements of Rhythm Pharmaceuticals, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 9, 2018